BY-LAWS
OF
SKYLINE CORPORATION
[Effective as of September 23, 2002]

ARTICLE I

IDENTIFICATION

Section 1 . Name. The name of the Corporation shall be Skyline Corporation (hereinafter referred to as the "Corporation").

Section 2 . Seal. The Corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The seal shall be in charge of the Secretary.

Section 3 . Fiscal Year. The fiscal year of the corporation shall begin at the beginning of the first day of June and end at the close of the last day of May next succeeding.

ARTICLE II

CAPITAL STOCK

Section 1 . Consideration of Shares. The board of directors shall cause the corporation to issue the capital stock of the corporation for such consideration as has been fixed by such board in accordance with the provisions of the Articles of Incorporation.

Section 2 . Payment of Shares. Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of shares of the capital stock of the corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the corporation; provided, however that the part of the surplus of a corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the board of directors as to the value of such property, labor or services received as consideration, or the value placed by the board of directors upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital stock of the corporation.

Section 3 . Certificates for Shares. Each shareholder shall be entitled to a certificate signed by the vice-chairman of the board of directors or such other officers as may be designated by the Board of Directors and the secretary or any assistant secretary of the corporation certifying the number of shares owned by him in the corporation. If such certificate is countersigned by the written signature of a transfer agent other than the corporation or its employee or by the written signature of a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles. If such certificate is countersigned by the written signature of a registrar other than the corporation or its employee, the signatures of the transfer agent and the officers of the corporation may be facsimiles.

Every certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up and are nonassessable. If such shares are not fully paid up, the certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly.

If the corporation is authorized to issue shares of more than one class, every certificate shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof; provided that such statement may be omitted from the certificate if it shall be set forth upon the face or back of the certificate that such statement, in full, will be furnished by the corporation to any shareholder upon written request and without charge.

Section 4 . Form of Certificates. The stock certificates to represent the shares of the capital stock of this corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the board of directors.

Section 5 . Transfer of Stock. Title to a certificate and to the shares represented thereby can be transferred only:

(1) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

(2) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.


ARTICLE III

MEETINGS OF STOCKHOLDERS

Section 1 . Place of Meetings. All meetings of shareholders of the corporation shall be held at such place, within or without the State of Indiana, as may be specified in the respective notices or waivers of notice thereof, or proxies to represent shareholders thereat.

Section 2 . Annual Meeting. The Annual Meeting of the Shareholders for the election of Directors, and for the transaction of such other business as may properly come before the meeting shall be held at 9:00 a.m. local time, or at such other time as the Board of Directors may determine, on the fourth Monday in September of each year, if such day is not a legal holiday, and if a holiday, then on the next day that is not a holiday.

Section 3 . Special Meetings. Special Meetings of the shareholders may be called by the chairman of the board of directors, the vice chairman of the board of directors, or by the board of directors.

Section 4 . Notice of Meetings. A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the secretary or by the officers or persons calling the meetings, to each holder of the capital stock of the corporation at the time entitled to vote, at such address as appears upon the records of the corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.

Section 5 . Voting at Meetings. Except as otherwise provided by law or by the provisions of the Articles of Incorporation, every holder of the capital stock of the corporation shall have the right at all meetings of the shareholders of the corporation to one vote for each share of stock standing in his name on the books of the corporation.

No share shall be voted at any meeting:

(1) Upon which an installment is due and unpaid; or

(2) Which shall have been transferred on the books of the corporation within ten days next preceding the date of the meeting; or

(3) Which belongs to the corporation.

Section 6 . Proxies. A shareholder may vote, either in person or by proxy executed in writing, by the shareholder, or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7 . Quorum. Unless otherwise provided by the Articles of Incorporation, at any meeting of shareholders, a majority of the shares of the capital stock outstanding and entitled to vote, represented in person or by proxy, shall constitute a quorum.

Section 8 . Organization. The chairman of the board of directors, and in his absence, any director designated by the board of directors including the vice chairman, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and a secretary or the assistant secretary of the corporation shall act as secretary of all meetings of the shareholders. In the absence of the secretary and assistant secretary, the presiding officer may appoint a shareholder to act as secretary of the meeting.


ARTICLE IV

BOARD OF DIRECTORS

Section 1 .  Board of Directors.  The board of directors shall consist of ten
(10) members, who shall be elected annually by a majority of the shares represented at the Annual Meeting of the shareholders. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors need not be Shareholders of the Corporation. A majority of the Directors at any time shall be citizens of the United States. A member of the Board of Directors shall be elected by a vote of the majority of the Directors as Chairman of the Board, and such Chairman shall preside at all meetings of the Board of Directors.

Section 2 . Duties. The corporate power of this corporation shall be vested in the board of directors, who shall have the management and control the business of the corporation. They shall employ such agents and servants as they deem advisable, and fix the rate of compensation of all agents, employees and officers.

Section 3 . Resignation. A director may resign at any time by filing his written resignation with the secretary.

Section 4 . Removal. Any director may be removed for cause at any time at any regular meeting or at such a special meeting of the shareholders of the corporation called for such purpose, by the affirmative vote of the holders of a majority of the shares outstanding.

Section 5 . Vacancies. In case of any vacancy in the board of directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting.

Section 6 . Annual Meetings. The board of directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the board specifically called in the manner provided in Article IV, Section 7 of these by-laws.

Section 7 .  Other Meetings.

Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and place, either within or without the State of Indiana, as shall from time to time be determined by the board.

Special Meetings. Special meetings of the board of directors shall be held, either within or without the State of Indiana, whenever called by the chairman of the board of directors, or the vice-chairman of the board of directors, or by any three of the directors. Oral, telegraphic or written notice shall be given, sent or mailed not less than one day before the meeting and shall state the purposes of the meeting, and the date, place and hour of such meeting.

Waivers of Notice. Notice of a meeting need not be given to any director who submits a signed waiver of notice whether before or after the meeting, and attendance at the meeting by any director shall constitute waiver of notice by such director.

Section 8 . Quorum. At any meeting of the board of directors, the presence of a majority of the members of the board then qualified and acting shall constitute a quorum for the transaction of any business except the filling of vacancies in the board of directors.

Section 9 . Organization. The Chairman of the Board of Directors and in his absence, the Vice Chairman of the Board of Directors, and in their absence any director chosen by the Directors present, shall call meetings of the Board of Directors to order, and shall act as Chairman of such meetings. The Secretary of the Corporation shall act as Secretary of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any director to act as Secretary of the meeting.

Section 10 . Order of Business. The order of business at all meetings of the board of directors shall be as follows:

(1) Roll call.

(2) Reading of the Minutes of the preceding meeting and action thereon.

(3) Reports of Officers.

(4) Reports of Committees.

(5) Unfinished business.

(6) Miscellaneous business.

(7) New business.

Section 11 . Executive Committee of the Board of Directors. The Board of Directors may, whenever it sees fit, by a majority vote of the number of Directors elected and qualified from time to time, designate an Executive Committee of not less than three (3) persons from its members which Committee shall, except as to matters upon which the Board of Directors has acted, have and exercise the full power of the Board of Directors in the management of the business and affairs of the Corporation, including but not limited to the power to authorize dividend distributions according to a formula, method or limit, or within a range, prescribed by the Board of Directors; PROVIDED, always, that all business transacted by such Committee shall be submitted to and be approved by the Board of Directors at their next regular or special meeting. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve the Executive Committee.

Section 12 . Nominating and Governance Committee. The Board of Directors, by resolution of a majority of the whole Board, shall appoint a Nominating and Governance Committee to consist of not less than three directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation and shall otherwise meet the definition of an independent director as defined by the New York Stock Exchange. The functions of the Nominating and Governance Committee shall be to identify individuals qualified to become board members and to select, or to recommend that the board select, the director nominees for the next annual meeting of shareholders; develop and recommend to the board a set of corporate governance principles applicable to the corporation; and to perform other related tasks, such as studying the size, committee structure or meeting frequency of the board, making studies or recommendations regarding management succession, or tasks of similar character as may be requested from time to time by the Board of Directors. The Board of Directors, by resolution of a majority of the whole board, shall designate one member of the Nominating and Governance Committee to act as Chairman of the committee. The committee member so designated shall chair all meetings of the committee, chair meetings involving only non-employee directors, coordinate an annual performance evaluation of the corporation, coordinate evaluation of the performance of the Chief Executive Officer and perform such other activities as may from time to time be requested by the Board of Directors.

Section 13 .	Compensation Committee.  The Board of Directors, by resolution of a majority of the whole Board, shall appoint a Compensation Committee to consist of not less than three directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation and shall otherwise meet the definition of an independent director as defined by the New York Stock Exchange. The functions of the Compensation Committee shall be to discharge the board's responsibilities relating to compensation of the company's executives and produce an annual report on executive compensation for inclusion in the company's proxy statement, review and approve corporate goals and objectives relevant to Chief Executive Officer compensation, evaluate Chief Executive Officer performance in light of these goals and objectives and set the Chief Executive Officer's compensation level based on this evaluation; make recommendations to the board with respect to incentive compensation plans and equity based plans and to undertake such additional similar functions and activities as may be required by other compensation plans maintained by the corporation or as may be requested from time to time by the Board of Directors. The Board of Directors, by resolution of a majority of the whole board, shall designate one member of the Compensation Committee to act as Chairman of the committee. The committee member so designated shall chair all meetings of the committee, chair meetings involving only non-employee directors, coordinate an annual performance evaluation of the corporation, coordinate evaluation of the performance of the Chief Executive Officer and perform such other activities as may from time to time be requested by the Board of Directors.

Section 14 . Audit Committee. The Board of Directors shall appoint an Audit Committee, consisting of not less than three (3) directors, none of whom shall be an officer or employee of the Corporation or of any subsidiary or affiliated corporation and shall otherwise meet the definition of an independent director as defined by the New York Stock Exchange. The Audit Committee shall, from time to time, meet with representatives of the independent certified public accountants then servicing the corporation, review the corporation's systems of internal controls and take necessary action to see that an adequate system of internal auditing is implemented. The Audit Committee may also nominate independent auditors and select and establish accounting policies. All business transacted by the Committee shall be submitted to the Board of Directors at their next regular or special meeting.


ARTICLE V

OFFICERS OF THE CORPORATION

Section 1 . Officers. The officers of the corporation shall consist of a president, one or more vice presidents or senior vice-presidents, a secretary, an assistant secretary, a corporate controller and a treasurer. Any two or more offices may be held by the same person, except that the duties of the president and secretary shall not be performed by the same person. The board of directors by resolution may create and define the duties of other offices in the corporation, and may elect or appoint persons to fill such offices.

Section 2 . Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of offices of the corporation, or otherwise, the same shall be filled by the board of directors, and the officer so elected shall hold office until his successor is chosen and qualified.

Section 3 . President. The president shall perform such duties as this code of by-laws provides, or the board of directors may prescribe.

Section 4 . Executive Vice-President. The executive vice-president shall perform all duties incumbent upon the president during the absence or disability of the president, and perform such other duties as this code of by-laws may require or the board of directors may prescribe.

Section 5 . Secretary. The secretary shall have the custody and care of the corporate seal, records, minutes and stock books of the corporation. He shall attend all meetings of the shareholders and of the board of directors, and shall keep, or cause to be kept in a book provided for the purpose, a true and complete record of the proceedings of such meetings, and shall perform a like duty for all standing committees appointed by the board of directors, when required. He shall attend to the giving and serving of all notices of the corporation, shall file and take charge of all papers and documents belonging to the corporation and shall perform such other duties as this code of by-laws may require or the board of directors may prescribe.

Section 6 . Treasurer. The treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities and other valuables which may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depositary to be designated by the board of directors, and shall keep such bank account in the name of the corporation. He shall furnish at meetings of the board of directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this code of by-laws may require or the board of directors may prescribe. The treasurer may be required to furnish bond in such amount as shall be determined by the board of directors.

Section 7 . Delegation of Authority. In case of the absence of any officer of the corporation, or for any other reason that the board of directors may deem sufficient, the board of directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire board of directors concurs therein.

Section 8 . Execution of Documents. Unless otherwise provided by the board of directors, all contracts, leases, commercial paper, bonds, deeds, mortgages, and all other legal instruments or documents shall be signed by the vice-chairman of the board of directors and, if required, shall be attested by the secretary or assistant secretary. All certificates of stock shall be signed by the vice-chairman of the board of directors and the secretary or assistant secretary, or such other officers as may be designated by the Board of Directors.

Section 9 . Loans to Officers. No loan of money or property or any advance on account of services to be performed in the future shall be made to any officer or director of the corporation.

Section 10 . Corporate Controller. The Corporate Controller shall cause to be kept full and accurate books and accounts of all assets, liabilities and transactions of the corporation. The Corporate Controller shall establish and administer an adequate plan for the control of operations, including systems and procedures required to properly maintain internal controls on all financial transactions of the corporation. The Corporate Controller shall prepare, or cause to be prepared, statements of the financial condition of the corporation and proper profit and loss statements covering the operations of the corporation and such other and additional financial statements, if any, as the Board of Directors or Chief Financial Officer from time to time shall require. The Corporate controller also shall perform such other duties as may be assigned by the Board of Directors, from time to time.


ARTICLE VI

CORPORATE BOOKS

Section 1 . Place of Keeping, In General. Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the corporation or by these by-laws, the books and records of the corporation may be kept at such place or places, within or without the State of Indiana, as the board of directors may from time to time by resolution determine.

Section 2 . Transfer Agent and Registrar, and Closing of Transfer Books. The Board of Directors may appoint one or more transfer agents and one or more registrars of transfers, and the principal transfer agent shall keep a stock transfer book for the transfer of all shares of the capital stock of the Corporation.

The Board of Directors may fix the time, not exceeding fifty days preceding the date of any meeting of stockholders or any dividend payment date or any date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, during which the books of the Corporation shall be closed against transfers of stock. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Board of Directors from time to time may fix in advance a date, not exceeding fifty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for any allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, or entitled to receive such dividends or allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, as the case may be; and only stockholders of record on such date shall be entitled to notice of or to vote at such meeting or to receive such dividends or allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of capital stock, as the case may be.


ARTICLE VII

AMENDMENTS

Section 1 . Amendments. By-laws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event, action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding.